Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO

18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cipora Lavut, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Aura Systems, Inc. on Form 10-K for the fiscal year ended February 28, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Aura Systems, Inc. at the dates and for the periods indicated.

Date: June 21, 2022

	By:	/s/ Cipora Lavut
Cipora Lavut President

I, Steven Willett, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Aura Systems, Inc. on Form 10-K for the fiscal year ended February 28, 2022 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.

Date: June 21, 2022

	By:	/s/ Steven Willett
Steven Willett
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Aura Systems, Inc. and will be retained by Aura Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.